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                                                                     Exhibit 2.2

                                AMENDMENT NO. 1

                                       TO

                               EXCHANGE AGREEMENT
                               ------------------



     THIS IS AMENDMENT NO. 1 dated as of July 31, 2000 ("Amendment No. 1") to the EXCHANGE AGREEMENT dated as of April 12, 2000 (the "Agreement") by and among MAXYGEN, INC., a Delaware corporation, MAXYGEN HOLDINGS LTD., a Cayman Islands corporation, PROFOUND PHARMA A/S, a Danish corporation, and the shareholders of ProFound. Terms used in this Amendment No. 1 that begin with capital letters and are not defined here have the meanings given them in the Agreement. Except as provided otherwise in this Amendment No. 1, references here to sections and exhibits are to sections and exhibits of the Agreement.


                                    RECITALS


     After the parties signed the Agreement, the ProFound Securityholders submitted the application called for by Section 7.3(a) to the Danish Tax Authority. The Danish Tax Authority responded explaining, in effect, that it was not prepared to grant the ruling referenced in Section 7.3(a) if the Put/Call Agreements or the Put Agreements, each as described in Section 10.8, are signed or the puts and calls contemplated by those agreements are granted. The parties to the Agreement continue to desire that Maxygen complete its acquisition of ProFound and have revised the transaction structure to deleted the put and call arrangements. The principal purpose of this Amendment No. 1 is to memorialize those modifications.



ACCORDINGLY, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.   Elimination of the Puts and Calls

     The Put/Call Agreements and the Put Agreements are no longer part of the transaction. The parties that would have signed those agreements will not grant the puts and calls contemplated by the forms of those agreements (Exhibits 10.8A and 10.8B) or grant any similar puts or calls. Accordingly: (a) Sections 9.18 and 10.8 are deleted; (b) the references to the Put/Call Agreements and to the Put Agreements and to the puts and calls to which they relate, in Sections 7.14,
9.12 and 10.7, are deleted; (c) Exhibits
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10.8A, 10.8B and 10.8C are deleted; and (d) the references to the Put/Call
Agreements and to the Put Agreements, in Exhibits 9.7 and 10.9, are deleted.

2.   Additional Shares

     (a) The number of shares set forth in Section 2.1(b) shall be 451,372 rather than 328,799.

     (b) Exhibit 2.1(b) to the Agreement is replaced by Exhibit 2(b) to this Amendment No. 1.

3.   Registration Agreement

     (a) In connection with the Closing, Maxygen, and Messrs. Hansen, Mikkelsen, Halkier, Okkels, Pedersen, Schambye, Aunstrup, Braestrup and Schwartz (together the "Class A Shareholders") shall sign a Registration Rights Agreement in the form of Exhibit 3 to this Amendment No. 1 (the "Registration Rights Agreement").

     (b) A new Section 9.18 is added to the Agreement. New Section 9.18 shall read as follows:

         "9.18  REGISTRATION RIGHTS AGREEMENT
                -----------------------------

         The Class A Shareholders shall have signed the Registration Rights Agreement."

     (c) A new Section 10.8 is added to the Agreement. New Section 10.8 shall read as follows:

         "10.8  REGISTRATION RIGHTS AGREEMENT
                -----------------------------

         Maxygen shall have signed the Registration Rights Agreement."


     (d) The limitations imposed on the Class A Shareholders by Section 7.14 shall not limit their rights under the Registration Rights Agreement. Moreover, although the Class A Shareholders shall comply with all applicable securities laws including Section 10(b) and Rule 10b-5 under the United States Securities Exchange Act of 1934, as amended, for 60 days after the effective date of the registration statement filed in accordance with the Registration Rights Agreement, the Class A Stockholders shall not be required to comply with Section
7.13 to the extent Section 7.13 would impose stricter limitations on any sales of any of the shares registered in accordance with the Registration Rights Agreement. Such 60-day period shall be tolled to the extent the
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registration statement is suspended pursuant to Section 4.1 of the Registration
Rights Agreement or otherwise.

     (e) The legal opinions called for by Sections 9.7 and 10.9 and summarized in Exhibits 9.7 and 10.9 shall be expanded to cover the Registration Rights Agreement and shall delete references to the Put Agreements and the Put/Call Agreements.

4.   The Lock-Up Agreements

     The forms of Lock-Up Agreements constituting Exhibits 7.12A and 7.12B are replaced by the forms of Lock-Up Agreements constituting Exhibits 4A and 4B to this Amendment No. 1.

5.   The Employment Agreements

     The employment agreements constituting Exhibit 7.9 are replaced by the employment agreements constituting Exhibit 5 to this Amendment No. 1.

6.   Tax Matters

     With the assistance of ProFound, the ProFound Securityholders shall jointly prepare and file, within five days after the date of this Amendment No. 1, a supplemental application to the Danish Tax Authority seeking the ruling referenced in Section 7.3(a). The purpose of the supplemental application will be to communicate the tax-relevant changes to the original Agreement that are effected by this Amendment No. 1. The supplemental application shall be submitted to Maxygen, at least two days before it is filed with the Danish Tax Authority, for Maxygen's review and comment. All the other rules set forth in
Section 7.3(a) respecting the original tax application shall also apply to the supplemental application.

7.   Extension of Certain Dates

     (a) The language preceding the colon in the first sentence of Section 7.8 is replaced by this language:

     "From the date of this Agreement until the earliest of (a) the Closing, (b) the close of business in California on August 18, 2000 and (c) if the Danish Tax Authority denies the tax application referenced in Section 7.3(a) after the supplemental application is filed, the date that is 10 days after ProFound receives that denial in writing unless the ProFound Securityholders file a further-amended application before the end of that
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     10-day period, in which case 10 days if and after the Danish Tax Authority denies that further-amended application in writing: . . ."


     (b) Clause (a) of Section 11.2 is replaced by this language:

     "the close of business California time on August 18, 2000"

8.   Miscellaneous

     (a) All references in the Agreement to the "Agreement" (as it was originally signed) and in the exhibits to the Agreement (as it was originally signed) shall be references to the original Agreement as amended by this Amendment No. 1.

     (b) Section 5.6 is replaced with the following language:

         "5.6  INVESTMENT
               ----------

         Such ProFound Shareholder is acquiring the Maxygen securities for investment, for its own account and not with a view to distribution. Such ProFound Shareholder acknowledges that, subject to that ProFound Shareholder's rights, if any, under the Registration Rights Agreement, the Maxygen Common Stock will not be registered under the Securities Act and will be subject to restrictions on transfer under the United States securities laws and the terms of the applicable Lock-Up Agreement."

9.   Compliance with Tax Ruling Conditions

     A new Section 7.18 is added to the Agreement. New Section 7.18 shall read as follows:

     "7.18  COMPLIANCE WITH TAX RULING CONDITIONS
            -------------------------------------

     Each party agrees that it will comply with any conditions specified in the tax ruling required under Section 7.3(a), such party's agreement to comply with such conditions to be signified by their respective agreement to Close the Maxygen Exchange."

10.  No Other Changes

     Except as modified by this Amendment No. 1, the Agreement shall remain in full force and effect as it was originally signed.
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11.  Signatures

     In accordance with clause (i) of Section 13.14, this Amendment No. 1 is being signed for the ProFound Shareholders by ProFound Shareholders holding a majority of the outstanding shares of ProFound Common Stock.


     IN WITNESS WHEREOF, the required parties have executed and delivered this Amendment No. 1 as of the date first written above.



                         MAXYGEN, INC.

                         By:   /s/ B.S. Gill
                            ------------------------------------
                            Name: B.S. Gill
                            Title:   President


                         MAXYGEN HOLDINGS LTD.

                         By:   /s/ Michael Rabson
                            ------------------------------------
                            Name: Michael Rabson
                            Title:   Secretary


                         PROFOUND PHARMA A/S


                         By:     /s/ Claus Braestrup    /s/ Christian Hansen
                            ------------------------------------------------
                            Name:    Claus Braestrup        C. Hansen
                            Title:   Chairman               CEO


                           /s/ Christian Hansen
                         ------------------------------------
                         CHRISTIAN KARSTEN HANSEN



                           /s/ Jan Mikkelsen
                         ------------------------------------
                         JAN MOLLER MIKKELSEN
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                           /s/ Torben Halkier
                         ------------------------------------
                         TORBEN HALKIER


                           /s/ J.S. Okkels
                         ------------------------------------
                         JENS SIGURD OKKELS


                           /s/ Anders Pedersen
                         ------------------------------------
                         ANDERS PEDERSEN


                           /s/ Hans T. Schambye
                         ------------------------------------
                         HANS THALSGARD SCHAMBYE


                           /s/ Knud Aunstrup
                         ------------------------------------
                         KNUD AUNSTRUP


                           /s/ Claus Braestrup
                         ------------------------------------
                         CLAUS BRAESTRUP


                           /s/ Thue W. Schwartz
                         ------------------------------------
                         THUE W. SCHWARTZ
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                         BANKFORENINGERNES
                         RHVERVSUDVIKLINGSFORENING
                         BANKINVEST BIOMEDICINSK UDVIKLING


                         By      /s/ Finn Moefelt
                            --------------------------------
                         Title   Managing Director
                               -----------------------------


                         AKTIESELSKABET BIOMEDICINSK UDVIKLING II


                         By      /s/ Jesper Zeuthen
                            --------------------------------
                         Title   Managing Director
                               -----------------------------


                         NOVO NORDISK A/S


                         By      /s/ Ulrik Spork
                            --------------------------------
                         Title   VP, Corp. Dev.
                               -----------------------------
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Exhibits

2.1  Stock Exchange

3    Form of Registration Rights Agreement

4A   Form of Lock-Up Agreement (Founders)

4B   Form of Lock-Up Agreement (Directors)

5    Employment Agreements


The Registrant shall furnish a copy of any of the exhibits referred to above to the Commission upon request.